EXHIBIT 99.2

       PROVIDENT FINANCIAL SERVICES, INC. AND FIRST SENTINEL BANCORP, INC.
        Unaudited Combined Condensed Consolidated Pro Forma Statement of
                               Financial Condition
                               As of June 30, 2004
                                 (in thousands)



                                                       Provident Financial  First Sentinel
                                                          Services, Inc.     Bancorp, Inc.  Pro Forma Adjustments         Pro Forma
                                                            Historical        Historical    Debit          Credit          Combined
                                                            ----------        ----------    -----          ------          --------

ASSETS
Cash and cash equivalents                                          142,047          50,861     9,974 2(C)  36,571 2(E),3    166,311
Federal funds sold                                                  66,000          46,600         -            -           112,600
Securities available for sale                                    1,025,938         792,269         -      251,863 2(A),4  1,566,344
                                                                         -               -         -        2,701 2(F)       (2,701)
Securities held to maturity                                        471,471               -         -            -           471,471
Loans, net                                                       2,360,782       1,186,501     2,851 2(F)       -         3,550,134
Premises and fixed assets                                           47,297          14,526     1,724 2(F)       -            63,547
Goodwill                                                            19,908               -   393,169 2          -           413,077
Core deposit intangible                                              2,372           3,310    33,013 2(G)   3,310 2(C)       35,385
Other intangibles                                                    1,295               -         -            -             1,295
Other assets                                                       159,284          70,124    19,769 2     11,555 2         237,622
                                                                ----------         -------  --------      -------        ----------
Total assets                                                     4,296,394       2,164,191   460,500      306,000         6,615,085
                                                                ==========      ==========  ========      =======        ==========

LIABILITIES AND STOCKHOLDERS' EQUITY:
LIABILITIES
Deposits and mortgage escrow accounts                            2,756,510       1,343,197         -        3,787 2(F)    4,103,494
Federal funds purchased and securities
   sold under agreements to repurchase                              56,100         420,000         -       14,921 2(F)      491,021
Borrowed funds                                                     638,156         125,414         -        6,165 2(F)      769,735
Subordinated debentures                                                  -          25,774         -        1,674 2(F)       27,448
Other liabilities                                                   29,375          20,865         -        2,953            53,193
                                                                ----------      ----------  --------      -------        ----------
               Total liabilities                                 3,480,141       1,935,250         -       29,500         5,444,891

STOCKHOLDERS' EQUITY
Common stock                                                           615             430       430 2(C)     185 2(B)          800
Additional paid in capital                                         608,281         214,408   214,408 2(C) 353,756 2(B)      962,037
Retained earnings                                                  336,418         171,031   171,031 2(C)       -           336,418
Treasury stock                                                      (6,706)       (149,931)        -      149,931 2(C)       (6,706)
 Common stock held by the ESOP                                     (77,257)         (8,027)        -        8,027 2(C)      (77,257)
 Common stock acquired by stock award plan                         (42,944)              -         -            -           (42,944)
 Common stock acquired by the Directors'
    Deferred Fee Plan (DDFP)                                             -          (2,488)   10,891 2(C),2(D)  -           (13,379)
DDFP Transition differential                                             -          (7,674)        -        7,674 2(C),2(D)       -
Deferred compensation - DDFP                                             -          12,561         -          818 2(C),2(D)  13,379
Accumulated other comprehensive income, net of tax effect           (2,154)         (1,369)        -        1,369 2(C)       (2,154)
                                                                ----------      ----------  --------      -------        ----------
               Total stockholders' equity                          816,253         228,941   396,760      521,760         1,170,194
                                                                ----------        --------  --------      -------        ----------
Total liabilities and stockholders' equity                       4,296,394       2,164,191   396,760      551,260         6,615,085
                                                                ==========      ==========  ========      =======        ==========


                                                       Provident Financial  First Sentinel
                                                          Services, Inc.     Bancorp, Inc.                                Pro Forma
                                                            Historical        Historical                                   Combined
                                                            ----------        ----------                                   --------
Capital Ratios:
Regulatory Tier 1  leverage capital                                  18.82%          11.41%                                   12.56%
Tier 1 risk-based capital                                            29.30%          22.05%                                   19.79%
Total risk-based capital                                             30.11%          23.21%                                   20.72%


See "Notes to the Unaudited Combined Condensed Consolidated Pro Forma Financial Statements"

      PROVIDENT FINANCIAL SERVICES, INC. AND FIRST SENTINEL BANCORP, INC. Unaudited Combined Condensed Consolidated Pro Forma Statement of Income
                     for the six months ended June 30, 2004
                                 (in thousands)


                                               Provident Financial  First Sentinel
                                                 Services, Inc.      Bancorp, Inc.  Pro Forma Adjustments       Pro Forma
                                                   Historical         Historical    Debits        Credits        Combined
                                                   ----------         ----------    ------        -------        --------
Interest income:
     Loans                                             63,727             35,264       380 (5)          -          98,611
     Securities                                        28,577             16,533     4,256 (4)        450 (5)      41,304
                                                   ----------         ----------    ------        -------      ----------
        Total interest income                          92,304             51,797     4,636            450         139,915

Interest expense:
     Deposits                                          15,802              8,737         -            631 (5)      23,908
     Borrowed funds                                     9,604             14,115         -          2,444 (5)      21,275
                                                   ----------         ----------    ------        -------      ----------
        Total interest expense                         25,406             22,852         -          3,075          45,183

Provision for loan losses                               1,650                150         -              -           1,800
                                                   ----------         ----------    ------        -------      ----------
     Net income after provision for loan losses        65,248             28,795     4,636          3,525          92,932

Non interest income
     Net gain on sale of loans and securities           2,047                805         -              -           2,852
     Fee and other                                     12,325              2,893         -              -          15,218
                                                   ----------         ----------    ------        -------      ----------
        Total non interest income                      14,372              3,698         -              -          18,070

Non interest expense
     General and administrative expense
        Compensation and benefits                      28,482             10,611         -              -          39,093
        Occupancy and equipment                         7,518              2,154         -              -           9,672
        Other                                          16,133              3,456        35 (5)          -          19,624
     Amortization of core deposit intangible              610                419     2,973 (5)          -           4,002
                                                   ----------         ----------    ------        -------      ----------

        Total non interest expense                     52,743             16,640     3,008              -          72,391

Income before income tax expense                       26,877             15,853     7,644          3,525          38,611
Income tax expense                                      8,002              5,625     2,675          1,234          12,185
                                                   ----------         ----------    ------        -------      ----------

Net income from continuing operations                  18,875             10,228     4,969          2,291          26,426
                                                   ==========         ==========    ======        =======      ==========

Income from continuing operations per share:
                  Basic                                  0.34               0.39         -              -            0.36
                  Diluted                                0.34               0.37         -              -            0.36

Weighted average common shares:
                  Basic                            54,791,399         26,365,109                          (8)  73,332,061
                  Diluted                          55,092,056         27,911,699                          (8)  73,632,718


See "Notes to the Unaudited Combined Condensed Consolidated Pro Forma Financial Statements"

       PROVIDENT FINANCIAL SERVICES, INC. AND FIRST SENTINEL BANCORP, INC. Unaudited Combined Condensed Consolidated Pro Forma Statement of Income
                      for the year ended December 31, 2003
                                 (in thousands)


                                                  Provident Financial  First Sentinel
                                                     Services, Inc.     Bancorp, Inc.  Pro Forma Adjustments       Pro Forma
                                                       Historical        Historical    Debits        Credits        Combined
                                                       ----------        ----------    ------        -------        --------
Interest income:
     Loans                                                123,450            73,333       950 (5)          -         195,833
     Securities                                            61,056            35,626     9,672 (4)        901 (5)      87,911
                                                       ----------        ----------    ------        -------      ----------
        Total interest income                             184,506           108,959    10,622            901         283,744

Interest expense:
     Deposits                                              39,171            21,533         -          1,894 (5)      58,810
     Borrowed funds                                        15,462            28,860         -          4,887 (5)      39,435
                                                       ----------        ----------    ------        -------      ----------
        Total interest expense                             54,633            50,393         -          6,781          98,245

Provision for loan losses                                   1,160                 -         -              -           1,160
                                                       ----------        ----------    ------        -------      ----------
     Net income after provision for loan losses           128,713            58,566    10,622          7,682         184,339

Non interest income
     Net gain on sale of loans and securities               2,351               825         -              -           3,176
     Net gain on sale of branch and deposits                    -             2,442         -              -           2,442
     Fee and other                                         21,483             6,436         -              -          27,919
                                                       ----------        ----------    ------        -------      ----------
        Total non interest income                          23,834             9,703         -              -          33,537

Non interest expense
     General and administrative expense
        Compensation and benefits                          54,683            21,152         -              -          75,835
        Occupancy and equipment                            14,157             4,023         -              -          18,180
        Other                                              56,790 (7)        11,722        69 (5)          -          68,581
     Amortization of core deposit intangible                1,149               839     6,704 (5)          -           8,692
                                                       ----------        ----------    ------        -------      ----------
        Total non interest expense                        126,779            37,736     6,773              -         171,288

Income before income tax expense                           25,768            30,533    17,395          7,682          46,588
Income tax expense                                          7,024            12,197     6,088          2,689          15,821
                                                       ----------        ----------    ------        -------      ----------

Net income from continuing operations                      18,744            18,336    11,307          4,993          30,767
                                                       ==========        ==========    ======        =======      ==========

Income from continuing operations per share:
     Basic                                                   0.31              0.71                                     0.40
     Diluted                                                 0.31              0.69                                     0.40

Weighted average common shares:
     Basic                                             57,835,726        25,706,054                          (8)  76,376,388
     Diluted                                           57,965,640        26,698,962                          (8)  76,506,302



See "Notes to the Unaudited Combined Condensed Consolidated Pro Forma Financial Statements"

                        Notes to the Unaudited
         Combined Condensed Consolidated Pro Forma Financial Statements

The preceding Unaudited Combined Condensed Consolidated Pro Forma Statement of Condition ("Pro Forma Statement of Condition") combines the historical statements of condition of Provident and First Sentinel giving effect to the consummation of the merger as of June 30, 2004. The preceding Unaudited Combined Condensed Consolidated Pro Forma Statements of Income ("Pro Forma Income Statements") for the year ended December 31, 2003 and the six months ended June 30, 2004 give effect to the consummation of the merger as if such transaction was effective on January 1, 2003. The merger will be accounted for using the purchase method of accounting and giving effect to the related pro forma adjustments described in the accompanying notes to the Unaudited Combined Condensed Consolidated Pro Forma Financial Statements ("Pro Forma Financial Statements")

The Pro Forma Financial Statements included herein are presented for information purposes only. They include various estimates and may not necessarily be indicative of the financial position or results of operations that would have occurred if the merger had taken effect on the date or at the beginning of the periods indicated or which may be obtained in the future. These statements and the accompanying notes should be read in conjunction with the historical financial statements, including the notes thereto, of Provident and First Sentinel that have been presented in prior filings with the Securities and Exchange Commission.

It is anticipated that the merger will provide the combined companies with financial benefits that include reduced operating expenses and additional revenue opportunities. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during these periods.

Note (1) Basis of Presentation

The merger of First Sentinel with and into Provident was completed on July 14, 2004, through the exchange of 60% of First Sentinel common stock into Provident common stock at an exchange rate of 1.092 and the conversion of 40% of First Sentinel stock into cash at $22.25 per share. The aggregate consideration paid in the merger consisted of $251.9 million in cash and 18,540,662 shares of the Provident's common stock.

First Sentinel's actual fair value adjustments for loans, securities, premises and equipment, deposits and borrowings were determined by the management of Provident with the assistance of certain investment banking and independent valuation firms. The resulting premiums and discounts for the purposes of the Pro Forma Financial Statements, where appropriate, are being amortized and accreted into income as more fully described in Notes 5 and 6.

Deferred tax assets and liabilities were recorded to reflect the tax consequences associated with differences between the tax basis of the assets acquired and the liabilities assumed, using an effective tax rate of 35%. Provident's and First Sentinel's historical effective tax rates for the twelve months ended December 31, 2003 and for the six months ended June 30, 2004 were 27.26% and 29.77% and 39.95% and 35.48%, respectively.

First Sentinel's Pro Forma Adjustments

Note (2)

A reconciliation of the excess consideration paid by Provident over First Sentinel's net assets acquired ("Goodwill") is as follows (in thousands):

Cost to acquire First Sentinel:

                                                                      Note
Cash                                                                  2(A)                             $   251,863
Provident common stock issued                                         2(B)                                 353,941
Cash paid for transaction costs, net of taxes (1)                     3                                     17,182
                                                                                                       -----------
Consideration paid for First Sentinel                                                                      622,986

First Sentinel Net Assets at Fair Value:
First Sentinel stockholders' equity at June 30, 2004                  2(C)    $   228,941
Adjustment to DDFP assets                                             2(D)            818
Write off of identifiable intangibles                                 2(C)         (3,310)
Termination of First Sentinel ESOP                                    2(C)          9,974
Cash consideration paid for stock options, net of taxes (1)           2(E)        (11,495)
                                                                              -----------
Subtotal:                                                                                   $   224,928

Fair Value Adjustments:
Loans                                                                 2(F)         (2,851)
Securities available for sale                                         2(F)          2,701
Premises and fixed assets                                             2(F)         (1,724)
Deposits                                                              2(F)          3,787
Borrowed funds                                                        2(F)          6,165
Repurchase agreements                                                 2(F)         14,921
Subordinated debentures                                               2(F)          1,674
DDFP                                                                  2(D)            818
                                                                              -----------
Fair Value Adjustments:                                                            25,491
Tax effect of fair value adjustments (1)                                           (8,922)
                                                                              -----------
Total adjustments to net assets acquired                                                         16,569
                                                                                            -----------


Adjusted net assets acquired                                                                               208,359
                                                                                                       -----------

Subtotal                                                                                                   414,627
Core deposit intangible                                               2(G)         33,013
Tax effect of core deposit intangible (1)                                         (11,555)
                                                                              -----------

Net core deposit intangible                                                                                 21,458
                                                                                                       -----------

Estimated Goodwill Recognized                                                                              393,169


----------------------------------------------------------------------
(1) Assumed effective tax rate of 35%

(2) Purchase accounting adjustments were estimated as follows:
     (A) Cash portion of the merger consideration paid for 40% of the 28,299,255 outstanding shares of First Sentinel as of July 14, 2004 at a price of $22.25 per share.
     (B) Issuance of 18,540,662 shares of Provident's common stock at $19.09 (Provident's average closing price from December 21, 2003 to December 26, 2003) at an exchange rate of 1.092 Provident shares for each share of First Sentinel.
     (C) Elimination of First Sentinel's stockholders' equity at June 30, 2004, including accumulated other comprehensive income, which represents the reversal of the unrealized loss on available for sale securities, the write off of First Sentinel's existing core deposit intangible and the termination of First Saving's ESOP.
     (D) Reflects the adjustment to record the DDFP at market value ($818,000) and to adjust the DDFP plan assets to market value ($3.2 million) and the elimination of the DDFP transitional differential ($7.7 million).
     (E) Cash consideration paid, net of taxes, for the 1,248,848 First Sentinel stock options, based on the difference between $22.25 and the exercise price of the options at the date of grant. This assumes that all First Sentinel stock options were exchanged for cash at the merger date. The weighted average exercise price at the date of the merger was $8.09.
     (F) Actual fair value adjustments reflect the allocation of the acquisition cost of assets acquired and liabilities assumed, based on their fair value.
     (G) Provident retained an independent valuation firm to perform the core deposit intangible valuation. The related core deposit intangible premium is being amortized over its estimated useful life of 8.8 years on an accelerated basis.

Note (3)

Transaction and acquisition costs associated with the First Sentinel merger were $17.2 million, net of taxes. Transaction and acquisition costs have been determined in accordance with the criteria specified in the EITF 95-3:
Recognition of Liabilities in Connection with a Purchase Business Combination, and included in the Pro Forma Balance Sheet as a component of Goodwill (See Note
(2)). A summary of these costs are as follows:


Professional fees                                                    $  8,532

Merger related compensation and benefits                               10,828

Facilities and systems                                                  2,327

Other merger related expenses                                             152
                                                                     --------
Total pre-tax transaction costs                                        21,839
Less: Related tax benefit                                               4,657
                                                                     --------
Estimated transaction costs, net of taxes                            $ 17,182
                                                                     ========

Professional fees include investment banking, legal and other professional fees and expenses associated with stockholder and customer notifications. Merger related compensation and and benefits costs include employee severance, compensation arrangements, transitional staffing and related employee benefit expenses. Facilities and system costs include lease termination charges and equipment write-offs resulting from the consolidation of duplicate facilities. Other merger related costs include: (a) costs associated with the termination of First Sentinel's computer systems and programs that will be discontinued and (b) the write off of certain other assets (e.g., prepaid expenses) which will provide no continuing benefit to the combined entity upon consummation of the merger. These expenses will be funded by the cash of the combined organization. Merger-related costs incurred by First Sentinel were expensed as incurred and totaled $4.3 million and $639,000 for the periods ended December 31, 2003 and June 30, 2004, respectively. These costs have not been included in the above table. All other expenses incurred by Provident were capitalized or expensed as incurred, based on the nature of the costs and Provident's accounting policies for these costs.

Note (4)

Interest income for the twelve months ended December 31, 2003 is reduced approximately $9.7 million, on a pretax basis, related to the portion of the purchase price that was paid in cash ($251.9 million). These funds were assumed to have yielded a pretax rate of 3.84% for the year ended December 31, 2003, which represents the actual yield earned on Provident's available for sale portfolio for the period. Interest income for the six months ended June 30, 2004 is reduced approximately $4.3 million, on a pretax basis, related to the portion of the purchase price that was paid in cash ($251.9 million). These funds were assumed to have yielded a pretax rate of 3.38% for the six months ended June 30, 2004, which represents the actual yield earned on Provident's available for sale portfolio for the period.

Note (5)

The following table summarizes the estimated full year impact of the amortization/(accretion) of the purchase accounting adjustments on the Pro Forma Balance Sheet and the impact of amortizing and/or accreting the respective adjustments into income over their estimated useful lives:


                                                                                                  Twelve Months         Six Months
                                                                                                      Ended                Ended
                                                                                                December 31, 2003     June 30, 2004
                                                                    Premium/      Estimated       Amortization/       Amortization/
Category                                                          (Discounts)   Life In Years      (Accretion)         (Accretion)
------------------------------------------------------------------------------------------------------------------------------------
Securities                                                        $   (2,701)               3               (901)              (450)
Loans                                                                  2,851                5                950                380
Premises and fixed assets                                              1,724               25                 69                 35
Time deposits                                                         (3,787)               3             (1,894)              (631)
Borrowed funds                                                        (6,165)               5             (1,233)              (617)
Repurchase agreements                                                (14,921)               5             (2,984)            (1,492)
Subordinated debentures                                               (1,674)             2.5               (670)              (335)
Core deposit intangible                                               33,013              8.8              6,704              2,973
                                                                  ----------                    ----------------      -------------
Net Total                                                              8,340                                  41               (137)
                                                                  ==========                    ================      =============

The sum of the years digits and straight line methods have been utilized in preparing the pro forma statements of income for amortizing and/or accreting the related purchase accounting adjustments.

Note (6)

The following table summarizes the impact of the amortization/(accretion) of the purchase accounting adjustments made in connection with the First Sentinel merger on Provident's results of operations for the following years, assuming the transaction had become effective on January 1, 2003:


                                                                                                                     Net (Increase)/
           Projected Future Amounts                                                                                   Decrease In
                 for the Years                                   Core Deposit                   Net (Accretion)/         Income
               Ended December 31,                                 Intangible                      Amortization        Before Taxes
                                                                  ----------                      ------------        ------------

                    2003.......................................      6,704                             (6,663)                  41

                    2004.......................................      5,945                             (6,220)                (275)

                    2005.......................................      5,186                             (5,444)                (258)

                    2006.......................................      4,427                             (3,768)                 659

                    2007.......................................      3,668                             (3,957)                (289)

                    2008 and Thereafter........................      7,083                              1,379                8,462


----------------------------------------------------------------------

The average useful life of the core deposit intangible was 8.8 years and is being amortized utilizing the accelerated basis determined in preparing the valuation analysis.

Note (7)

Provident recorded a one time expense of $15.6 million, net of tax, as a result of the $24.0 million contribution to The Provident Bank Foundation, made in the first quarter of 2003.

Note (8)

For the twelve months ended December 31, 2003, basic and fully diluted weighted average common stock outstanding were determined by adding Provident's historical weighted average number of shares of common stock and the 18,540,662 shares that were issued to First Sentinel's stockholders under the terms of the merger agreement.

For the six months ended June 30, 2004, basic and fully diluted weighted average common stock outstanding were determined by adding Provident's historical weighted average number of shares of common stock and the 18,540,662 shares that were issued to First Sentinel's stockholders under the terms of the merger agreement.